              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                              ON FEBRUARY 23, 2001

                                                      REGISTRATION NO. 333-53941

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO.1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                        PAREXEL INTERNATIONAL CORPORATION
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

                                  MASSACHUSETTS
         --------------------------------------------------------------
         (State or other Jurisdiction of Incorporation or Organization)

                                   04-2776269
                     ---------------------------------------
                     (I.R.S. Employer Identification Number)

                  195 West Street, Waltham, Massachusetts 02451
                                 (781) 487-9900
               ---------------------------------------------------
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)


                             Josef H. von Rickenbach
                 Chairman, President and Chief Executive Officer
                        PAREXEL International Corporation
                                 195 West Street
                          Waltham, Massachusetts 02451
                                 (781) 487-9900
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:
                             Mark T. Beaudouin, Esq.
                    Vice President, General Counsel and Clerk
                        PAREXEL International Corporation
                                 195 West Street
                          Waltham, Massachusetts 02451
                    -----------------------------------------

     Approximate date of commencement of proposed sale to the public: N/A

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         DEREGISTRATION OF COMMON STOCK

     On May 29, 1998, PAREXEL International Corporation (the "Company") filed a Registration Statement on Form S-3, Registration No. 333-53941 (the "Registration Statement"), for the resale of 1,510,148 shares of Common Stock, $.01 par value (the "Common Stock") of the Company. The Company was only obligated, pursuant to Registration Rights Agreements, dated as of February 27, 1998, to prepare and file such amendments and supplements to the Registration Statement to keep it effective and updated until the earlier of the sale of all shares of Common Stock registered thereunder or February 28, 1999. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the unsold shares of Common Stock formerly registered for resale under the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Massachusetts, as of this 23rd day of February, 2001.

                                       PAREXEL International Corporation



                                        By: /s/ Josef H. von Rickenbach
                                           -------------------------------------
                                           Josef H. von Rickenbach,
                                           Chairman, President
                                           and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE(s)                              DATE
---------                                   -------                               ----
/s/ Josef H. von Rickenbach         President, Chairman and                February 23, 2001
---------------------------         and Chief Executive Officer
Josef H. von Rickenbach             (principal executive officer)

/s/ James F. Winschel, Jr.          Senior Vice President and              February 23, 2001
---------------------------         Chief Financial Officer
James F. Winschel, Jr.              (principal financial and
                                    accounting officer)

/s/ A. Dana Callow, Jr.             Director                               February 23, 2001
---------------------------
A. Dana Callow, Jr.

/s/ A. Joseph Eagle                 Director                               February 23, 2001
---------------------------
A. Joseph Eagle

/s/ Patrick J. Fortune              Director                               February 23, 2001
---------------------------
Patrick J. Fortune

/s/ Werner M. Herrmann              Director                               February 23, 2001
---------------------------
Werner M. Herrmann

/s/ Serge Okun                      Director                               February 23, 2001
---------------------------
Serge Okun

/s/ William T. Sobo, Jr.            Director                               February 23, 2001
---------------------------
William T. Sobo, Jr.